Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

RULE 13a-14(a) OR RULE 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Tom W. F. De Weerdt, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Surgical Care Affiliates, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 16, 2017

/s/ Tom W. F. De Weerdt
Tom W. F. De Weerdt
Executive Vice President and Chief Financial Officer